CONSENT OF INDEPENDENT AUDITORS

The Trustees and Shareholders
Evergreen International Trust

We consent to the use of our report dated December 7, 2001 for Evergreen International Growth Fund, a portfolio of Evergreen International Trust, incorporated herein by reference and to the reference to our firm under the caption "FINANCIAL STATEMENTS AND EXPERTS" in the Prospectus/Proxy Statement.

                                                     /s/ KPMG LLP


Boston, Massachusetts
February 4, 2002